UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  July 1, 2011

CROSSTEX ENERGY, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	000-50536	52-2235832
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2501 CEDAR SPRINGS DALLAS, TEXAS	75201
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (214) 953-9500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Crosstex Energy, Inc. (the “Registrant”) owns the two percent general partner interest, a 25 percent limited partner interest and the incentive distribution rights of Crosstex Energy, L.P. (the “Partnership”).

On July 1, 2011, the Partnership instituted the Severance Pay Plan of Crosstex Energy Services, L.P. (the “Plan”), a wholly-owned subsidiary of the Partnership (the “Company”). The Plan provides severance benefits under certain circumstances to eligible employees (each an “Eligible Employee”) designated by the Compensation Committee of the Board of Directors (the “Board”) of the general partner of the Partnership, including the following executive officers: Michael Garberding; Stan Golemon; and Steve Spaulding. The Plan is effective as of July 1, 2011. A copy of the Plan is filed as Exhibit 10.1 to this Current Report on Form 8-K (this “Current Report”).

Under the terms of the Plan, each Eligible Employee will be eligible to receive severance benefits if (i) he or she terminates employment with the Company for “Good Reason,” or (ii) he or she is terminated by the Company for a reason other than for “Cause” (in either case, a “Qualifying Termination of Employment”). As a condition to receiving benefits under the Plan, each Eligible Employee must execute and not revoke (i) a general release of claims against the Company, (ii) a confirmation of confidentiality and (iii) an agreement not to solicit the Company’s employees.

The term “Good Reason” is defined in the Plan as any one or more of the following: (i) a reduction in the Eligible Employee’s base annual salary; (ii) a materially adverse change in the Eligible Employee’s authority, duties or responsibilities; or (iii) the Company requires that the Eligible Employee move his principal place of employment to a location that is 30 or more miles from his or her current principal place of employment and the new location is farther from his or her primary residence. An event is not “Good Reason” unless (a) the Eligible Employee gives the Company written notice of the event within 30 days of the occurrence of the event, (b) the Company fails to remedy the event within 30 days following its receipt of the notice and (c) the Eligible Employee terminates his or her employment with the Company within 60 days following the Company’s receipt of written notice.

The term “Cause” is defined in the Plan as any one or more of the following: (i) a violation by the Eligible Employee of the Company’s Code of Business Conduct and Ethics or any trading or other policy applicable to employees of the Company (which may include, but is not limited to, matters specifically mentioned below in the definition of Cause); (ii) gross negligence or serious or repeated incidents of misconduct by the Eligible Employee; (iii) a failure by the Eligible Employee to perform the duties assigned to him or her that continues following notice from the Company to the Eligible Employee of such failure; (iv) the Eligible Employee is formally charged or indicted or convicted of any felony or a misdemeanor involving moral turpitude; (v) the Eligible Employee engaged in acts or omissions constituting dishonesty, breach of fiduciary obligation, or intentional wrongdoing or misfeasance; or (vi) the Eligible

Employee has acted intentionally or in bad faith in a manner that results or could be reasonably expected to result in a material detriment to the assets, business, prospects or reputation of the Company.

Within 30 days after a Qualifying Termination of Employment and the satisfaction of certain conditions and limitations set forth in the Plan, the Company will pay the Eligible Employee a one-time lump sum payment equal to: (i) the Eligible Employee’s then-current base annual salary; plus (ii) any bonus for any calendar year ending before the Eligible Employee’s termination date that has not been paid as of the Eligible Employee’s termination date, calculated in accordance with the terms of the applicable bonus plan in effect during that year; plus (iii) an amount equal to the cost to the Eligible Employee under COBRA to extend his or her then-current medical insurance benefits (i.e., the health, dental and/or vision benefits as elected by the Eligible Employee under the Crosstex Energy Services, L.P. Health Plan as of the time of such Qualifying Termination of Employment) for 12 months following the effective date of termination.  In addition, the Eligible Employee will be eligible to receive a pro-rata portion of his or her bonus for the year of termination, calculated in accordance with the terms of the applicable bonus plan in effect for that year.  The amount payable, if any, will equal the bonus amount that would have otherwise been awarded to the Eligible Employee under the Plan, multiplied by a fraction, the numerator of which is the number of days from January 1 of the current year through the termination date (inclusive), divided by the number of days in that year.  The bonus amount, if payable, will be paid to the Eligible Employee at the time that bonuses are paid by the Company to other employees in the Plan. The amount of any severance benefit awarded to the Eligible Employee will be reduced by the full amount of any other severance-related payment required to be paid to him or her by the Company under a separate agreement or by federal or state law.

The Company may modify, amend or terminate the Plan at any time, but no such action may occur for one year following a “Change of Control.” Under the Plan, “Change of Control” means any one or more of the following: (i) the acquisition of more than 50% of the currently issued and outstanding equity securities of the Registrant by a person or group of persons acting together in one transaction or a series of transactions and the individuals who constitute the Board immediately prior to such acquisition cease to constitute at least a majority of the Board within 6 months of that acquisition; or (ii) all or substantially all of the assets of the Partnership have been sold, transferred or are otherwise owned by an entity (including the Partnership) that is not directly or indirectly controlled or governed by the Registrant.

The description set forth above is qualified in its entirety by the Plan, which is filed with this Current Report as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01.                                          Financial Statements and Exhibits.

(d)           Exhibits.

EXHIBIT NUMBER		DESCRIPTION

10.1	—	Crosstex Energy Services, L.P. Severance Pay Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CROSSTEX ENERGY, INC.

Date: July 1, 2011	By:	/s/ William W. Davis
William W. Davis
Executive Vice President and
Chief Financial Officer

INDEX TO EXHIBITS

EXHIBIT NUMBER		DESCRIPTION

10.1	—	Crosstex Energy Services, L.P. Severance Pay Plan.